Exhibit 32.2

Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
    I, Christa Davies, the Chief Financial Officer of Aon plc (the "Company"), certify that (i) the Annual Report on Form 10-K of the Company for the year ended December 31, 2021 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ CHRISTA DAVIES
Christa Davies Chief Financial Officer
February 18, 2022